TOURVILLE, SIMPSON & CASKEY, L.L.P.

                          CERTIFIED PUBLIC ACCOUNTANTS
                              POST OFFICE BOX 1769
                         COLUMBIA, SOUTH CAROLINA 29202

                            TELEPHONE (803) 252-3000
                               FAX (803) 252-2226
WILLIAM E. TOURVILLE, CPA                                   MEMBER AICPA SEC AND
HARRIET S. SIMPSON, CPA, CISA, CDP                             PRIVATE COMPANIES
R. JASON CASKEY, CPA                                           PRACTICE SECTIONS
   ---------------
TIMOTHY R. ALFORD, CPA
W. CLAYTON HESLOP, CPA
TIMOTHY S. VOGEL, CPA


January 2, 2003


Audit Committee
Sun Bancshares, Inc.
4367 Riverwood Drive
Murrells Inlet, South Carolina 29576-1359


Dear Members:

As of the date of this letter, we hereby resign as auditors for Sun Bancshares, Inc

We have read Item 4 of the Form 8-K of Sun Bancshares, Inc. to be dated January 7, 2003 and to be filed with the Securities and Exchange Commission and agree with statements concerning our firm contained therein.


Very Truly Yours,

/s/ TOURVILLE, SIMPSON & CASKEY, L.L.P.

Tourville, Simpson and Caskey, LLP


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